                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Zila, Inc. on Form S-3 of our reports dated October 12, 1995, appearing in the Annual Report on Form 10-K of Zila, Inc. for the year ended July 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
---------------------------------------------------------
Deloitte & Touche LLP
Phoenix, Arizona

January 30, 1996

                                  EXHIBIT 23-A